                                                                    EXHIBIT 23.2

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2004 relating to the financial statements of Acacia Technologies Group (a division of Acacia Research Corporation), which appears in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
March 5, 2004